                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[X]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material under Rule 14a-12

                           Vital Living Products, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.

     (1)   Title of each class of securities to which transaction applies:  N/A

     (2)   Aggregate number of securities to which transaction applies:  N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           N/A

     (4)   Proposed maximum aggregate value of transaction:     N/A

     (5)   Total fee paid:  N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)   Amount Previously Paid:  N/A

     (2)   Form, Schedule or Registration Statement No.:  N/A

     (3)   Filing Party:  N/A

     (4)   Date Filed:  N/A


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                               PRELIMINARY COPIES


                           VITAL LIVING PRODUCTS, INC.
                          D/B/A AMERICAN WATER SERVICE
                              5001 SMITH FARM ROAD
                            MATTHEWS, NORTH CAROLINA
                             -----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 25, 2001
                             -----------------------

     The 2001 Annual Meeting of the Stockholders of Vital Living Products, Inc., a Delaware corporation (the "COMPANY," "WE" OR "US"), will be held at the Holiday Inn Express, 13470 E. Independence Boulevard, Matthews, North Carolina 28105, on June 25, 2001 at 8:00 a.m., local time, for the following purposes:

          o    To elect certain directors.

          o To approve Wagner, Noble & Company as our independent auditors for the 2001 fiscal year.

          o To approve an increase in the number of authorized shares of the Company's common stock from 20,000,000 shares to 50,000,000 shares.

          o To transact any other business that may properly come before the 2001 Annual Meeting and any adjournment(s) thereof.

     Our Board of Directors has fixed the close of business on April 27, 2001 as the record date for determination of stockholders entitled to notice of and to vote at the 2001 Annual Meeting and any adjournment(s) thereof.

     A Proxy Statement, a form of proxy and the Annual Report to Stockholders of the Company for the year ended December 31, 2000 are enclosed with this Notice.

     You are invited to attend the meeting in person. Each stockholder, whether or not he or she expects to attend the 2001 Annual Meeting, is requested to SIGN, DATE AND RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible.


                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Larry C. Pratt

                                            Larry C. Pratt
                                            Secretary

May 11, 2001

                               PRELIMINARY COPIES


                           VITAL LIVING PRODUCTS, INC.
                              5001 SMITH FARM ROAD
                            MATTHEWS, NORTH CAROLINA

                                 PROXY STATEMENT

                               2001 ANNUAL MEETING

     These proxy materials are delivered in connection with the solicitation by the Board of Directors of Vital Living Products, Inc., a Delaware corporation (the "COMPANY," "WE" OR "US"), of proxies to be voted at our 2001 Annual Meeting of Stockholders and at any adjournment or postponement. You are invited to attend our Annual Meeting of Stockholders on June 25, 2001, beginning at 8:00 a.m. The meeting will be held at the Holiday Inn Express, 13470 E. Independence Boulevard, Matthews, North Carolina 28105. This Proxy Statement, form of proxy and voting instructions are being mailed starting May 11, 2001.

SHAREHOLDERS ENTITLED TO VOTE

     Holders of record of our common stock at the close of business on April 27, 2001 are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 3,150,826 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

QUORUM; VOTING

     The presence, in person or by proxy, of the holders of one-third of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. All votes at the 2001 Annual Meeting specified in this Proxy Statement will be by written ballot. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

PROXIES

     We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone.

     Proxies may be revoked at any time before they are exercised by:

o    written notice to the President or the Secretary of the Company,
o    timely delivery of a valid, later-dated proxy or
o    voting in person at the 2001 Annual Meeting

     Proxies and notices of revocation should be mailed or delivered to Computershare Trust Co., 12039 W. Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228 for receipt by Computershare Trust Co. no later than two business days prior to the 2001 Annual Meeting, or should be given to the President or the Secretary of the Company immediately prior to the start of the 2001 Annual Meeting.

     At the 2001 Annual Meeting and at any adjournment thereof, the proxy holders will vote all shares of Common Stock represented by proxies as specified therein by the persons giving the proxies. If no direction is given, the proxy will be voted to elect the nominees listed under "ELECTION OF DIRECTORS," to ratify the selection of Wagner, Noble & Company as our independent auditors, to approve the proposed increase in the number of authorized shares of the

Company's common stock from 20,000,000 shares to 50,000,000 shares and in the discretion of the proxy holders, on all other matters properly brought before the 2001 Annual Meeting and any adjournment thereof.

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



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of April 27, 2001, certain information regarding beneficial ownership of our common stock by:

               o each person or group of affiliated persons we know to be the beneficial owner of 5% or more of our outstanding shares of common stock

               o    each director

               o    each executive officer; and

               o    all directors and executive officers as a group


NAME AND ADDRESS                SHARES OF COMMON          PERCENT OF COMMON
OF BENEFICIAL OWNER(1)          STOCK OWNED(2)            STOCK OUTSTANDING
----------------------          ----------------          -----------------

C. Wilbur Peters                  3,858,577(3)                    64.6%
2004 Valencia Terrace
Charlotte, NC 28226

Donald R. Podrebarac                612,200(4)                    17.3%
1154 Baron Road
Weddington, NC 28173

Larry C. Pratt                      364,888(5)                    10.6%
5001 Smith Farm Road
Matthews, NC 28104

Duane G. Hansen                       6,000(6)                     0.2%
1999 Candlewick Drive
Fort Mill, SC 29715

Phil Divine                           6,000(7)                     0.2%
2235 Ramblewood Lane
Charlotte, NC 28210

CTF, Inc.                         1,294,057(8)                    38.0%
2004 Valencia Terrace
Charlotte, NC 28226

Bessie Peters                     1,294,057(9)                    38.0%
2004 Valencia Terrace
Charlotte, NC 28226

Brian E. Huey                       230,000                        7.3%
1629 Stevens Ridge Road
Matthews, NC 28105

Gary Moore                          160,000(10)                    5.1%
c/o McKinney Reese McAlister
   & Company
P.O. Box 25579
Greenville, SC 29616-0579



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

Buntin S. Podrebarac                212,700(11)                    6.8%
1154 Baron Road
Weddington, NC 28173

All Directors and executive       4,848,145(3)(4)(5)(6)(7)        72.6%
 officers as a group (5 persons)

--------------------

(1) The information about ownership was furnished to the Company by the indicated beneficial owners, except for information with respect to Gary Moore which was provided to us by our transfer agent.

(2) All shares are owned directly and with sole voting and dispositive power except as otherwise noted.

(3) Includes 1,038,501 shares held by CTF, Inc. and 255,556 shares issuable upon conversion of 575,000 shares of Series A, Class B preferred stock owned by CTF, Inc. as well as 1,564,500 shares issuable upon conversion of 31,290 shares of Series B, Class B preferred stock and 1,000,000 shares subject to presently exercisable options owned directly by Mr. Peters. Mr. Peters and his wife, Bessie Peters, are the sole directors of CTF, Inc., a non-profit corporation. As such they have share power to vote and dispose of the shares owned by CTF, Inc.

(4) Includes 212,700 shares owned jointly by Mr. Podrebarac and his wife, Buntin S. Podrebarac, and 400,000 shares subject to presently exercisable options held by Mr. Podrebarac.

(5) Includes 300,000 shares subject to presently exercisable options held by Mr. Pratt.

(6) Includes 6,000 shares subject to presently exercisable options held by Mr. Hansen.

(7) Includes 6,000 shares subject to presently exercisable options held by Mr. Divine.

(8) Includes 255,556 shares obtainable upon conversion of 575,000 shares of Series A, Class B preferred stock owned by CTF, Inc.

(9) Includes 1,038,501 shares held by CTF, Inc. and 255,556 shares issuable upon conversion of 575,000 shares of Series A, Class B preferred stock owned by CTF, Inc. Mrs. Peters and her husband, C. Wilbur Peters, are the sole directors of CTF, Inc., a non-profit corporation. As such they have share power to vote and dispose of the shares owned by CTF, Inc.

(10) Includes shares registered in the name of Gary Moore, which are the only shares known by us to be owned by Mr. Moore.

(11) Includes 212,700 shares owned jointly by Mrs. Podrebarac and her husband, Donald R. Podrebarac.


ELECTION OF DIRECTORS

         Five directors are to be elected at the 2001 Annual Meeting, to hold office until the next annual meeting and until their respective successors have been elected and qualified. Under the terms of our Certificate of Incorporation, because we failed by June 30, 1996 to redeem all outstanding shares of Series A, Class B preferred stock, the holder of our shares of Series A, Class B preferred stock is entitled to elect a majority of our board of directors. Currently all of our outstanding shares of Series A, Class B preferred stock are owned by CTF, Inc., a non-profit corporation controlled by C. Wilbur Peters, chairman of our board. CTF, Inc. will continue to have the right to elect a majority of our board of directors until we have redeemed all outstanding shares of our Series A, Class B preferred stock.

         CTF, Inc. has informed us that it intends to vote its shares of Series A, Class B preferred stock to elect C. Wilbur Peters, Donald Podrebarac and Larry C. Pratt to comprise a majority of our Board of Directors. The Board of Directors has nominated Phil Divine and Duane G. Hansen to fill the remaining two seats on the Board of Directors. Both nominees are currently serving as directors of the Company. Bio-



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

graphical information for each of the nominees is presented below under the caption "Directors and Executive Officers."

         The Board of Directors recommends a vote FOR both of the nominees. A plurality of the votes cast is required for the election of Directors.

         Abstentions and broker "non-votes" are not counted for purposes of the election of directors. The persons named in the enclosed proxy intend to vote the proxy for the election of each of the nominees, unless you indicate on the proxy card that your vote should be withheld from any or all such nominees. We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of Directors to serve on the Board. Each nominee elected as a director will continue in office until his successor has been elected, or until his death, resignation or retirement.


DIRECTORS AND EXECUTIVE OFFICERS

         Our directors and executive officers are as follows:

NAME &
DIRECTOR SINCE           AGE    POSITION
--------------           ---    --------

Donald R. Podrebarac     51     Chief Executive Officer, President and Director
1993

C. Wilbur Peters         78     Chairman of the Board, Treasurer and Director
1990

Larry C. Pratt           51     Vice President, Secretary and Director
1990

Duane G. Hansen          69     Director
1993

Phil Divine              55     Director
1993

         Our board of directors has five members. All directors currently hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. There are no family relationships between any of our directors or executive officers.

         Donald R. Podrebarac has served as our Chief Executive Officer and President since 1996 and has also served on our board of directors since 1993. Mr. Podrebarac served as Executive Vice President from 1994 to 1996. From 1992 to 1994 Mr. Podrebarac served as a consultant to the Company. From 1991 to 1992 Mr. Podrebarac served as President of Alaska Falls Bottling Company, a bottled water company and a wholly-owned subsidiary of Liqui-box Corporation, a publicly-traded bottled water company. From 1982 to 1989 Mr. Podrebarac served as President of Ambrosia Premium Water Company, a bottled water company founded by Mr. Podrebarac.

         C. Wilbur Peters has served as a director since our inception in 1990. He has served as Chairman of the Board and Treasurer since 1993. From 1993 to 1996 Mr. Peters served as Chief Executive Officer and

President. Mr. Peters was the founder, Chief Executive Officer and President of Minnesota Fabrics, Inc., a publicly-traded piece goods retail company which was acquired by Hancock Fabrics, Inc., a fabric retailer, in 1985. Since 1985 Mr. Peters has been President and director of CTF, Inc., a non-profit corporation.

         Larry C. Pratt has served as a director since our inception in 1990. He has served as Vice President and Secretary since 1993. Since 1989 Mr. Pratt has served as a venture consultant for C. Wilbur Peters in connection with Mr. Peters' private investments. From 1985 to 1989 Mr. Pratt served as Administrative Manager of Hancock Fabrics, Inc, a fabric retailer.

         Duane G. Hansen joined our board of directors in 1993. Mr. Hansen was Group Vice President of Minnesota Fabrics, Inc. at the time of its acquisition by Hancock Fabrics, Inc. in 1985 and continued as Vice President until 1987. Since 1987 Mr. Hansen has been self-employed and from 1991 to 1996 he served as York County (S.C.) Republican Chairman.

         Phil Divine joined our board of directors in 1993. Since February 2001, Mr. Divine has served as Director of Human Resources for Calvary Church, located in Charlotte, North Carolina. From 1999 to 2001, Mr. Divine served as Director of Management Development and Training for Osprey Systems, Inc., an electronic commerce consulting firm. From 1997 to 1999 Mr. Divine served as Chief Information Officer for Osprey Systems. From 1996 to 1997 Mr. Divine served as Practice Manager for Osprey Systems. From 1995 to 1996 Mr. Divine was a consultant for Phil Divine, Inc., a management consulting firm.

         Our Board of Directors met three times in 2000. Our Board of Directors does not have a standing audit, nominating or compensation committee.


EXECUTIVE COMPENSATION

EXECUTIVE AND DIRECTOR COMPENSATION

         Executive Compensation. Mr. Podrebarac is our only employee who receives compensation in excess of $100,000 per year. Mr. Podrebarac's salary is $140,000 per year. We pay the premiums on a $500,000 term life insurance policy for the benefit of Mr. Podrebarac and reimburse him for operating and maintenance expenses on his vehicle. We also may from time to time in our discretion pay performance bonuses to Mr. Podrebarac. Mr. Podrebarac is eligible to receive options to purchase shares of our common stock pursuant to our 1991 Stock Option Plan.

         Director Compensation. We pay each outside director a $500 fee for each meeting of the board of directors attended. Directors who are officers or employees of the Company receive no additional compensation for serving as directors. We reimburse all directors for all reasonable out-of-pocket expenses incurred in attending meetings of our board of directors and any of its committees.

         The following table shows the compensation paid by us for each of the years ended December 31, 2000, December 31, 1999 and December 31, 1998, respectively, to or for the account of Donald R. Podrebarac, our Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                            COMPENSATION AWARDS        ALL OTHER
 NAME AND PRINCIPAL POSITION     FISCAL YEAR    SALARY ($)     BONUS ($)        OPTIONS (#)         COMPENSATION ($)
 ---------------------------     -----------    ----------     ---------        -----------         ----------------

Donald R. Podrebarac                2000          126,654        5,000               --                  998(1)
President & CEO                     1999          121,962         --                 --                  998(1)
                                    1998          116,234        5,000               --                  998(1)

--------------------

(1) Represents value of term life insurance premiums paid by us for the benefit of Mr. Podrebarac.

         The following table sets forth information relating to the exercise of options by Mr. Podrebarac during the year ended December 31, 2000 and the year-end value of his unexercised stock options.

                         AGGREGATED OPTION EXERCISES IN
                         2000 AND YEAR-END OPTION VALUES

                                                                     NUMBER OF SHARES          VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                                                                  OPTIONS AT YEAR-END (#)          YEAR-END ($)
                                                                  -----------------------    -----------------------
                              SHARES ACQUIRED                          EXERCISABLE/                EXERCISABLE/
         NAME                  ON EXERCISE      VALUE REALIZED         UNEXERCISABLE              UNEXERCISABLE
         ----                 ---------------   --------------         -------------              -------------
Donald R. Podrebarac              100,000         40,500(1)              400,000/0                 162,000(1)/0

-------------------

(1) Based on the closing price of the Company's common stock as quoted on the Nasdaq OTC Bulletin Board on December 31, 2000 ($0.53 per share).


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Since our inception our primary lender has been C. Wilbur Peters, chairman of our board, or entities controlled by Mr. Peters. As of June 30, 1999 our total indebtedness to Mr. Peters for money borrowed and for accrued and unpaid amounts due under equipment leases was approximately $5,180,000. On June 30, 1999 Mr. Peters forgave approximately $2,150,000 of our debt to him. On November 5, 1999 Mr. Peters released and discharged the balance due on our $3,035,535 promissory note to him and title to certain equipment being leased by the Company from him in exchange for our issuing 31,290 shares of our Series B, Class B preferred stock to Mr. Peters. On July 1, 1999, we established a line of credit with Mr. Peters in the amount of $750,000 evidenced by a promissory note bearing interest at the LIBOR Market Index Rate plus 1.50%, due and payable on June 30, 2001. At December 31, 2000, the outstanding balance of that note was approximately $759,406. On February 21, 2001, Mr. Peters executed an amendment to the promissory note extending its term to February 23, 2003. Under a $400,000 promissory note dated September 1, 1992 issued by us to CTF, Inc., a non-profit corporation controlled by Mr. Peters, we owed approximately $407,762 at December 31, 2000. On February 21, 2001, CTF, Inc. executed an amendment to the promissory note extending its term to February 23, 2003. Additionally, during the first quarter of 2001 through April 6, 2001 CTF, Inc. made total demand loans to the Company of $152,748. We have repaid in full all such demand loans.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 2934 requires our Directors and executive officers to file reports of holdings and transaction in Common Stock with the SEC. Based on our records and other



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

information, we believe that in 2000 our Directors, executive officers and beneficial owners of more than 10% of our outstanding shares of common stock met all applicable SEC filing requirements except that Bessie Peters, the wife of our Chairman, C. Wilbur Peters, who as a result of being a director of CTF, Inc. has voting and dispositive power over the shares of our capital stock owned by CTF, Inc. and therefor is deemed to be the beneficial owner of greater than 10% of our common stock pursuant to Section 13(d) of the Securities Exchange Act of 1934, filed a Form 3 reporting such beneficial ownership late.


INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         The Board of Directors has recommended that the number of authorized shares of the Company's common stock, par value $0.01 per share, be increased from 20,000,000 shares to 50,000,000 shares. 3,150,826 shares of common stock are currently outstanding; 5,000,000 shares are reserved for issuance upon the conversion of Secured Convertible Debentures and the exercise of Warrants issued to certain investors pursuant to a Securities Purchase Agreement dated February 23, 2001; 3,032,125 shares are reserved for issuance pursuant to our 1991 Stock Option Plan; and 1,820,056 shares are reserved for issuance upon conversion of our outstanding Series A, Class B preferred stock and Series B, Class B preferred stock. The proposal to increase our authorized shares of common stock will be approved if holders of a majority of shares of common stock represented at the 2001 Annual Meeting vote in favor of such proposal.

         The Board of Directors recommends a vote FOR approval of an increase in the Company's authorized shares of common stock from 20,000,000 shares to 50,000,000 shares to ensure that an adequate number of shares will be available for possible future corporate purposes, including but not limited to the private placement of our equity securities.


INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Wagner, Noble & Company to serve as our independent auditors for 2001, subject to the approval of our shareholders. Representatives of Wagner, Noble & Company are not expected to be present at the Annual Meeting to answer questions or to make a statement.

         The Board of Directors recommends a vote FOR the ratification of the selection of Wagner, Noble & Company as our independent auditors for the year 2001.


PROPOSALS OF STOCKHOLDERS

         Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2002 Annual Meeting of Stockholders, the proposal must be received in writing by the Secretary of the Company by January 4, 2002. In addition, if we receive notice of a stockholder proposal after March 20, 2002 such proposal will be considered untimely and the holders of the proxies for the 2002 Annual Meeting will use their discretion in voting the proxies when these matters are raised at the meeting.


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

                           VITAL LIVING PRODUCTS, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
           FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 25, 2001


The undersigned hereby appoints C. WILBUR PETERS, DONALD R. PODREBARAC and LARRY
C. PRATT, and each of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the $.01 par value Common Stock of the undersigned in Vital Living Products, Inc. at the Annual Meeting of Stockholders to be held June 25, 2001 and at any adjournment thereof.

THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE MATTERS SET FORTH BELOW UNLESS OTHERWISE SPECIFIED. THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR EACH SUCH ITEM.

1.       ELECTION OF DIRECTORS                  For     Withhold Authority

                     PHIL DIVINE                [ ]           [ ]
                     DUANE G. HANSEN            [ ]           [ ]

2.       RATIFICATION OF APPOINTMENT OF WAGNER        For     Against  Abstain
         NOBLE & COMPANY, INDEPENDENT CERTIFIED
         PUBLIC ACCOUNTANTS, AS AUDITORS FOR THE       [ ]      [ ]      [ ]
         COMPANY FOR THE FISCAL YEAR ENDING
         DECEMBER 31, 2001

3.       APPROVAL OF AMENDMENT OF CERTIFICATE OF      For     Against  Abstain
         INCORPORATION TO INCREASE AUTHORIZED
         SHARES OF COMMON STOCK FROM 20,000,000 TO     [ ]      [ ]      [ ]
         50,000,000

         Please sign and return in the enclosed postage paid envelope. See other side.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Receipt of Notice of Annual Meeting and accompanying Proxy Statement is hereby acknowledged. This proxy will be voted as specified herein, and, unless otherwise directed, will be voted FOR approval of the matters set forth above.

Please date, sign exactly as printed below, and return promptly in the enclosed postage paid envelope.

                                    Dated _______________________________, 2001

                                    ___________________________________________

                                    ___________________________________________
                                    (When signing as attorney, executor,
                                    administrator, trustee, guardian, etc., give title as such. If a joint account, each joint owner should sign personally.)


                IMPORTANT: PLEASE SIGN, DATE AND RETURN PROMPTLY